SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:

|_|      Preliminary proxy statement
|_|      Confidential,  for  Use  of the  Commission  only
         (as  permitted  by  Rule 14a-6(e)(2))
|X|      Definitive  proxy statement
|_|      Definitive  additional  materials
|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                     Northeast Pennsylvania Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    N/A
--------------------------------------------------------------------------------

(2) Aggregate number of securities to which  transactions  applies:

    N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

                              N/A
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

                              N/A
--------------------------------------------------------------------------------
(5)      Total fee paid:

                              N/A
--------------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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--------------------------------------------------------------------------------

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(3)  Filing Party:
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(4)      Date Filed:
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



                                                               December 19, 2000



Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of Northeast Pennsylvania Financial Corp. The meeting will be held at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania, on Wednesday, January 31, 2001 at 11:00 a.m., local time.

         The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                                                     Sincerely,



                                                 /s/ Thomas L. Kennedy
                                                 ---------------------
                                                 Thomas L. Kennedy
                                                 Chairman of the Board

                     Northeast Pennsylvania Financial Corp.
                               12 E. Broad Street
                          Hazleton, Pennsylvania 18201
                                 (570) 459-3700

--------------------------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders

--------------------------------------------------------------------------------


         On Wednesday, January 31, 2001, Northeast Pennsylvania Financial Corp. (the "Company") will hold its annual meeting of stockholders at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania. The meting will begin at 11:00 a.m., local time. At the meeting, stockholders will consider and act on the following:

         1. The election of three directors to serve for a term of three years;

         2. The ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending September 30, 2001; and

         3. To transact any other business that may properly come before the meeting.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Stockholders of record at the close of business on December 8, 2000 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

         Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Megan Kennedy
                                            -------------------
                                            Megan Kennedy
                                            Corporate Secretary


Hazleton, Pennsylvania
December 19, 2000


IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                     Northeast Pennsylvania Financial Corp.

                       ----------------------------------
                                 Proxy Statement
                       ----------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Pennsylvania Financial Corp. (the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for First Federal Bank ("First Federal" or the "Bank"). The annual meeting will be held at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania on Wednesday, January 31, 2001, at 11:00 a.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about December 19, 2000.

                           Voting and Proxy Procedure

Who Can Vote at the Meeting

         You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on December 8, 2000. As of the close of business on that date, a total of 5,138,949 shares of Company common stock was outstanding. Each share of common stock has one vote. As provided in the Company's Certificate of Incorporation, in no event shall any record holder of the Company's common stock which is beneficially owned, either directly or indirectly, by a person who beneficially owns in excess of 10% of the Company's outstanding shares, be entitled to vote shares which would involve such beneficial owner voting in excess of that 10% limit.

Attending the Meeting

         If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy or authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

         A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting in order to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast for the election of directors. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non- votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of KPMG LLP as the independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy

         This proxy statement is being sent to you on behalf of the Company's Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote "FOR" each of the nominees and "FOR" ratification of KPMG LLP as the independent auditors.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet and, if so, will provide you instructions how to do so. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Participants in First Federal's ESOP or 401(k) Plan

         If you participate in First Federal's Employee Stock Ownership Plan or if you hold shares through First Federal's 401(k) Plan, there is included with this proxy statement a voting instruction form for each plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of the trustee's fiduciary duties. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Northeast Pennsylvania Financial Corp. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is January 22, 2001.

                                 Stock Ownership

         The following table provides information as of December 1, 2000 with respect to persons believed by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock based upon reports of beneficial ownership filed with the Securities and Exchange Commission. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.


                                                     Number of Shares        Percent of Common
Name and Address                                           Owned             Stock Outstanding
----------------------                             ---------------------   ----------------------
First Federal Bank Employee Stock Ownership Plan         510,945(1)                 9.9%
   and Trust
12 E. Broad Street
Hazleton, Pennsylvania 18201
First Federal Charitable Foundation                      445,500(2)                 8.7
12 E. Broad Street
Hazleton, Pennsylvania 18201
Wellington Management Company, LLP                        342,800                   6.7
75 State Street
Boston, Massachusetts  02109
Frederick J. Jaindl et al.                                319,339                   6.2
3150 Coffeetown Road
Orefield, Pennsylvania
First Financial Fund, Inc.                                301,000                   5.8
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, New Jersey 07102


---------------------------------

(1) Under the terms of the ESOP, the ESOP Trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received voting instructions from participants. As of December 1, 2000, 99,593 shares have been allocated to participants' accounts and 411,352 shares remain unallocated. The trustee of the ESOP is First Bankers Trust Company, N.A.
(2) The Foundation was established and funded in connection with the Bank's conversion to stock form on March 31, 1998. Pursuant to the terms of the contribution of common stock, as mandated by the Office of Thrift Supervision, all shares of common stock held by the Foundation must be voted in the same ratio as all other shares of Company common stock on all matters considered by stockholders of the Company.

         The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of December 1, 2000. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

                                                                    Number of Shares
                                                 Number of             That May Be
                                                   Shares            Acquired Within          Percent of
                                                   Owned               60 Days By            Common Stock
                 Name                       (excluding options)    Exercising Options       Outstanding (1)
--------------------------------------   -----------------------  ---------------------  ---------------------
E. Lee Beard..........................          78,193(2)                 64,274                2.7%
Paul L. Conard........................          13,013(3)                  8,750                 *
William R. Davidson...................          19,942(4)                  8,750                 *
Barbara M. Ecker......................          35,684(5)                  8,600                 *
R. Peter Haentjens, Jr................          33,839(6)                  8,600                 *
Thomas L. Kennedy.....................          93,394(7)                 59,345                2.9
John P. Lavelle.......................          27,000(8)                  8,750                 *
Michael J. Leib.......................          33,185(9)                  8,600                 *
Patrick J. Owens, Jr..................         22,987(10)                 14,000                 *
Joseph K. Osiecki.....................         26,105(11)                 14,000                 *
William J. Spear......................         22,072(12)                  8,600                 *

All Executive Officers and                    415,472(13)                212,269               11.7%
   Directors as a Group (15 persons)


* Less than 1% of shares outstanding

(1) Based on 5,148,949 shares of Company common stock outstanding and entitled to vote as of December 1, 2000, plus for each person, the number of shares that such person may acquire within 60 days by exercising stock options.
(2) Includes 22,485 shares of unvested restricted stock and 4,001 shares held under the ESOP as to which Ms. Beard has voting but not investment power.
(3) Includes 3,420 shares of unvested restricted stock as to which Mr. Conard has voting but not investment power.
(4) Includes 3,420 shares of unvested restricted stock as to which Mr. Davidson has voting but not investment power and 1,044 shares owned by Dr. Davidson's spouse.
(5) Includes 3,420 shares of unvested restricted stock as to which Ms. Ecker has voting but not investment power and 13,053 shares owned by Ms. Ecker's spouse.
(6) Includes 3,420 shares of unvested restricted stock as to which Mr. Haentjens has voting but not investment power and 5,017 shares held by his children.
(7) Includes 17,487 shares of unvested restricted stock and 3,509 shares held under the ESOP as to which Mr. Kennedy has voting but not investment power and 8,750 shares held by Mr. Kennedy's spouse.
(8) Includes 3,420 shares of unvested restricted stock as to which Mr. Lavelle has voting but not investment power.
(9) Includes 3,420 shares of unvested restricted stock as to which Mr. Leib has voting but not investment power, 11,321 shares held by Mr. Leib's spouse and 1,044 shares held by Mr. Leib's children.
(10) Includes 5,589 shares of unvested restricted stock and 2,845 shares held under the ESOP as to which Mr. Owens has voting but not investment power, 402 shares held by Mr. Owens' children and 475 shares held by Mr. Owens' spouse.
(11) Includes 5,562 shares of unvested restricted stock and 2,861 shares held under the ESOP as to which Mr. Osiecki has voting but not investment power.
(12) Includes 3,420 shares of unvested restricted stock as to which Mr. Spear has voting but not investment power and 2,065 shares held by Mr. Spear's spouse.
(13) Includes ownership of Mr. Osiecki who, although a named executive officer as of September 30, 2000, retired on November 10, 2000.

                       Proposal 1 -- Election of Directors

         The Company's Board of Directors consists of nine members, two of whom are members of management. The Board is divided into three classes with three-year staggered terms, with one class of the directors elected each year. Three directors will be elected at the annual meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are E. Lee Beard, William R. Davidson and Thomas
L. Kennedy, each of whom is a director of the Company and the Bank.

         It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

         The Board of Directors recommends a vote "FOR" the election of all of the nominees.

         Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee's biography is as of September 30, 2000. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of First Federal.

                       Nominees for Election of Directors

       The nominees standing for election are:

         E. Lee Beard. Ms. Beard has served as President and Chief Executive Officer since January 1993. Prior to 1993, Ms. Beard spent 15 years in the thrift industry in the Washington, D.C. area, where she served as an Executive Vice President of Citizens Savings Bank in Silver Spring, Maryland and Senior Vice President/Treasurer for Perpetual Savings Bank. Ms. Beard is a certified public accountant. Age 49. Director since 1993.

         William R. Davidson, Ed.D. Dr. Davidson is currently an assistant professor at Pennsylvania State University, Schuylkill Campus. Dr. Davidson previously served as Superintendent of the Pottsville City School District, Pottsville, Pennsylvania for twenty years. Age 64. Director since 1988.

         Thomas L. Kennedy. Mr. Kennedy has been a practicing attorney for over 30 years. He is the President of the law firm of Kennedy & Lucadamo, P.C. Mr. Kennedy serves as Chairman of the Board of the Company and the Bank. Age 56. Director since 1986.

                         Directors Continuing in Office

       The following directors have terms ending in 2002:

         Barbara M. Ecker. Mrs. Ecker is a certified public accountant with the Hazleton St. Joseph Medical Center. Age 58. Director since 1987.

         R. Peter Haentjens, Jr. Mr. Haentjens is employed as a Vice President, General Manager of Hazleton Pumps, Inc. Age 55. Director since 1981.

         William J. Spear. Mr. Spear is the owner and President of Hazle Drugs, Inc., a retail pharmacy located in Hazleton, Pennsylvania. Age 64. Director since 1981.

       The following directors have terms ending in 2003:

         Paul L. Conard. Mr. Conard is a retired Assistant Vice President of Bloomsburg University, located in Bloomsburg, Pennsylvania. Age 67. Director since 1989.

         The Honorable John P. Lavelle. Judge Lavelle has served as the President Judge for the Court of Common Pleas of Carbon County, Pennsylvania since 1978. Age 69. Director since 1972.

         Michael J. Leib. Mr. Leib is the president of Weatherly Casting & Machine Company, located in Weatherly, Pennsylvania. Mr. Leib is also a director of EMCEE Broadcasting Products, Inc., a manufacturer of transmitters and related equipment for the wireless cable and television broadcast industries. Age 52. Director since 1989.

Meetings and Committees of the Board of Directors

         During the fiscal year ended September 30, 2000, the Board of Directors of the Company held 13 meetings. No director attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

         The  Audit  Committee,  consisting  of Ms.  Ecker and  Messrs.  Conard,
Lavelle, Leib and Spear, reviews audit reports and management's actions regarding the implementation of audit findings and compliance with all relevant laws and regulations. The Audit Committee met one time in fiscal 2000.

         The Company's Nominating Committee consists of Ms. Ecker and Messrs. Conard, Haentjens, Lavelle, Leib, and Spear. The committee selects the nominees of the Board of Directors for election as directors. The Nominating Committee will accept and consider stockholder recommendations that are made pursuant to timely written notice to the secretary of the Company. All recommendations must include all information necessary for the Nominating Committee to fully review the qualifications and credentials of the candidate. The Nominating Committee met one time in fiscal 2000.

       The Personnel and Compensation Committee of the Company, consisting of Ms. Beard and Messrs. Davidson, Kennedy, Lavelle and Leib, is responsible for all matters regarding compensation and fringe benefits for officers and employees of the Company. The Personnel and Compensation Committee of the Company met two times in fiscal 2000.

Directors' Compensation

       All directors of the Company are paid an annual retainer of $4,000. All directors of the Bank are currently paid an annual retainer of $10,500, paid quarterly, and $400 for each Board meeting attended. All non-employee directors of the Bank also receive $325 for each committee meeting attended.

       During the year ended September 30, 2000, each non-employee director received options to acquire 1,000 shares of Company common stock, which vest in equal installments over five years. Additionally, during the 2000 fiscal year Messrs. Conard, Davidson and Lavelle, as directors of the Bank's advisory committee, each received options to acquire 150 shares of Company common stock. Those options vested immediately.

                             Executive Compensation

Summary Compensation Table

       The following information is furnished for the chief executive officer and all other executive officers of First Federal who received salary and bonus of $100,000 or more during the year ended September 30, 2000.


                                                                                  Long-Term Compensation
                                                                                  -----------------------
                                                      Annual Compensation                 Awards
                                                 ------------------------------   -----------------------
                                                                       Other                    Securities
                                                                       Annual      Restricted   Underlying
                                                                    Compensation  Stock Awards  Options/SARs  All Other
Name and Principal Positions              Year   Salary($) Bonus($)    ($)(1)       ($)(2)          (#)      Compensation
----------------------------              ----   -------   -------   ----------   ----------    ----------   ------------

E. Lee Beard.......................       2000   $217,360   $    --      $--      $ 20,750           --        $42,777 (3)
   President and Chief Executive Office   1999    197,350       910       --       694,719      160,684         29,330
                                          1998    171,931    23,558       --            --           --         24,680

Thomas L. Kennedy..................       2000   $140,204   $    --      $--           $--        7,500        $30,117 (4)
   Chairman of the Board                  1999    127,406       590       --       570,756      144,616         23,222
                                          1998     97,123        --       --            --           --         28,301

Patrick J. Owens, Jr...............       2000   $109,611    $1,856      $--           $--           --       $  2,571 (5)
   Senior Vice President and Chief        1999    100,454     2,077       --       182,419       35,000          2,236
   Financial Officer                      1998     88,909     9,608       --            --           --             --

Joseph K. Osiecki..................       2000   $107,385    $1,819      $--           $--           --       $  3,263 (5)
   Senior Vice President of the Bank      1999     99,561     2,036       --       181,538       35,000          3,013
                                          1998     88,062     9,420       --            --           --          2,744

-------------------------

(1) Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(2) Includes 2,000 shares of restricted stock granted under the Northeast Pennsylvania Financial Corp. 1998 Stock- Based Incentive Plan. The dollar amounts set forth in the table represent the market value on the date of the grant of the shares. The restricted stock awards vest in five equal annual installments commencing on November 30, 2000, the first anniversary of the awards. When shares become vested and are distributed from the trust in which they are held, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. As of September 30, 2000, the market values of the shares subject to the restricted stock awards was $23,000.
(3) Consists of directors' fees of $20,100, employer contributions to First Federal's 401(k) plan of $5,112 and amounts credited under First Federal's supplemental executive retirement plan of $17,565.
(4) Consists of directors' fees of $20,100, employer contributions to First Federal's 401(k) plan of $3,093 and amounts credited under First Federal's supplemental executive retirement plan of $6,924.
(5)  Consists of employer contributions to First Federal's 401(k) plan.

Employment Agreements

         The Company and the Bank have employment agreements with Ms. Beard and Mr. Kennedy. The employment agreements are intended to ensure that the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of Ms. Beard and Mr. Kennedy.

         The employment agreements provide for three-year terms for each executive. The terms of the Company employment agreements are extended on a daily basis, unless written notice of non-renewal is given by the Board of Directors. The terms of the Bank employment agreements are renewable on an annual basis. The employment agreements provide that the executive's base salary will be reviewed annually. The base salaries currently effective for such employment agreements are $211,570 and $136,468 for Ms. Beard and Mr. Kennedy, respectively. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to similarly- situated executive personnel.

         The employment agreements provide for termination by the Company or the Bank for cause, as defined in the employment agreements, at any time. In the event the Company and the Bank choose to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Company and the Bank after specified circumstances that would constitute constructive termination, the executive, or if the executive dies, his or her beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the executive and the contributions that would have been made on the executive's behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The employment agreements restrict each executive's right to compete against the Bank or the Company for a period of one year from the date of termination of the agreement if his or her employment is terminated without cause, except if termination follows a change in control.

         Under the employment agreements, if involuntary or, under certain circumstances, voluntary termination follows a change in control of the Company or the Bank, the executive or, in the event of the executive's death, his or her beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Company and the Bank would also continue the executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Company and the Bank employment agreements provide for a severance payment in the event of a change in control, no duplicate payments would be made under the agreements.

         Payments under the employment agreements are paid by the Company to the extent payments (or other benefits) are not paid by the Bank. All reasonable costs and legal fees paid or incurred by the executive pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by the Company or the Bank, respectively, if the executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and the Bank shall indemnify the executive to the fullest extent allowable under federal and Delaware law, respectively.

Change in Control Agreements

         The Company and the Bank currently maintain two-year change in control agreements with Mr. Owens. The Bank agreement is renewable annually. The Company agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The agreements provide that if involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Bank or the Company, Mr. Owens would be entitled to receive a severance payment equal to three times his average annual compensation for the five most recent taxable years preceding termination. The Company or the Bank would also continue and pay for life, health and disability coverage for twenty-four months following termination. Payments to Mr. Owens under the agreements are paid by the Company to the extent that payments (or other benefits) are not paid by the Bank. Notwithstanding that both the Company and the Bank change in control agreements provide for a severance payment in the event of a change in control, no duplicate payments would be made under the agreements.

Retirement Plan

         The Bank participates in the Financial Institutions Retirement Fund (the "Retirement Plan") to provide retirement benefits for eligible employees. Employees are generally eligible to participate in the Retirement Plan if they are 21 years old and have completed 12 consecutive months of employment with the Bank. Hourly paid employees are excluded from participating in the Retirement Plan. Benefits payable to a participant under the Retirement Plan are based on the participant's years of service and salary. The formula for normal retirement benefits payable annually under the Retirement Plan is 2% multiplied by years of benefit service multiplied by the participant's career average salary paid by the Bank. A participant may elect early retirement as early as age 45. However, such participant's normal retirement benefits will be reduced by an early retirement factor based on an age at early retirement. Participants generally have no vested interest in Retirement Plan benefits prior to the completion of five years of service with the Bank. Following the completion of five years of service, or in the event of a participant's attainment of age 65, death or termination of employment due to disability, a participant will become 100% vested in the accrued benefits under the Retirement Plan.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the period ended September 30, 2000.



                                                       Years of Benefit Service
  Career Average           -----------------------------------------------------------------------------------
   Compensation                15                20                25                30                35
------------------         -----------        ---------         ---------         ---------        -----------

     $ 75,000               $22,500         $  30,000          $  37,500         $  45,000         $  52,500
      100,000                30,000            40,000             50,000            60,000            70,000
      125,000                37,500            50,000             62,500            75,000            87,500
      150,000                45,000            60,000             75,000            90,000           105,000
      175,000                52,500            70,000             87,500           105,000           122,500
      200,000                60,000            80,000            100,000           120,000           140,000
      225,000                67,500            90,000            112,500           135,000           157,500
      250,000                75,000           100,000            125,000           150,000           175,000
      275,000                82,500           110,000            137,500           165,000           192,500



         The benefits listed in the foregoing table for the Retirement Plan are not subject to a deduction for Social Security benefits or any other offset amount. As of September 30, 2000, Ms. Beard and Messrs. Kennedy, Owens and Osiecki had 6 years, 10 months; 1 year, 11 months; 7 years, 7 months; and 6 years, 3 months of credited service, respectively.

Management Supplemental Executive Retirement Plan

         The Bank implemented a non-qualified management supplemental executive retirement plan ("MSERP") to provide certain officers and highly compensated employees of the Bank and its affiliates, including the Company, with additional retirement benefits. The MSERP benefit is intended to make up benefits lost under the ESOP allocation procedures to participants who retire prior to the complete repayment of the ESOP loan. At the retirement of a participant the benefits under the MSERP are determined by: (1) projecting the number of shares that would have been allocated to the participant under the ESOP if they had been employed throughout the period of the ESOP loan (measured from the participant's first date of ESOP participation) and reducing such number by the number of shares actually allocated to the participant's account under the ESOP; and (2) by multiplying the number of shares that represent the difference between such figures by the average fair market value of the Common Stock over the preceding five years. Benefits under the MSERP vest in five equal annual increments commencing as of the date of a participant's participation in the MSERP. The vested portion of the MSERP participant's benefits are payable to the participant upon retirement (as defined in the ESOP) or to the participant's beneficiary in the event of the participant's death.

Option Grants in Last Fiscal Year


                                                                                                    Potential Realizable
                                          Number of                                                   Value at Assumed
                                         Securities      % of Total                                   Annual Rates of
                                         Underlying       Options                                       Stock Price
                                           Options       Granted to    Exercise or                    Appreciation for
Name                                       Granted      Employees in   Base Price       Expiration      Options (2)
                                           (#)(1)       Fiscal Year     Per Share          Date        5%         10%
----------------------------------  -------------  -------------- -------------  -----------------  ---------  ---------
E. Lee Beard......................        --              --         $   --                --        $    --     $     --
Thomas L. Kennedy.................     7,500            65.7%        10.375       November 30, 2004   48,938      124,013
Patrick J. Owens, Jr..............        --              --             --                --             --           --
Joseph K. Osiecki ................        --              --             --                --             --           --

----------------------
(1) Options become exercisable in five equal annual installments commencing on November 30, 2000, provided, however, options will be immediately
     exercisable  if  the  optionees  terminate   employment  due  to  death  or
     disability.
(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's rules and are not intended to forecast future price appreciation of the Company's common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company's common stock would be approximately $16.90 and $26.91, respectively, as of the expiration date of the options.

         No stock options were exercised by Ms. Beard or Messrs. Kennedy, Owens or Osiecki during the fiscal year ended September 30, 2000. The following table provides certain information with respect to the number and value of shares of Common Stock represented by outstanding options held by the named executive officers as of September 30, 2000.

Fiscal Year-End Option Value


                                                Number of Securities
                                               Underlying Unexercised                   Value of Unexercised
                                                 Options at Fiscal                      In-the-Money Options
                                                   Year-End(#)(1)                      at Fiscal Year-End($)
Name                                     Exercisable         Unexercisable        Exercisable       Unexercisable
-------                                  ------------       ---------------      -------------     ----------------
E. Lee Beard......................          32,137                  128,547               $ --           $--
Thomas L. Kennedy.................          28,924                  123,192                 --          8,438
Patrick J. Owens..................           7,000                   28,000                 --            --
Joseph K. Osiecki.................           7,000                   28,000                 --            --

------------------------
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on September 30, 2000 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.


    The following report of the Personnel and Compensation Committee, the stock performance graph and the report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Personnel and Compensation Committee

         Committee Report on Executive Compensation. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and its other executive officers. The disclosure requirements regarding compensation for these executive officers include the use of a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel and Compensation Committee has prepared the following report for inclusion in this proxy statement.

         Compensation Policies. The policies and objectives of the Personnel and Compensation Committee are designed to assist the Company in attracting and retaining qualified executives, to recognize and reward individual contributions towards achieving strategic business initiatives and to closely align the financial interests of the executive officers with those of stockholders. In furtherance of these objectives, the Company and the Bank maintain a compensation program for executives officers which consists of both cash and equity based compensation.

         The Board, following a recommendation from the Committee, sets the level of annual salaries for the President and Chief Executive Officer and the Chairman of the Board, generally based upon a review of the performance of the President and Chief Executive Officer, the Chairman of the Board and the Company during the prior year and competitive data for those positions. Only non-employee directors participate in the recommendation and determination of executive compensation. The President and Chief Executive Officer and the Chairman of the Board are then responsible for determining the base salaries of the remaining executive officers.

         In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company has adopted plans which reward the executives for delivering long-term value to the Company and the Bank through stock ownership.

         The compensation package available to executive officers is composed of the following components:

         (i)    Base Salary;
         (ii)   Performance Incentive Plan; and
         (iii) Long Term Incentive Compensation, including option and stock awards.

         Ms. Beard and Mr. Kennedy have employment agreements which specify a base salary and require an annual review of such salary. In addition, Ms. Beard and Mr. Kennedy and all other executive officers of the Company and the Bank participate in other benefit plans available to all employees, including the employee stock ownership plan.

         Base Salaries. The salary levels are intended to be consistent and competitive with the practices of other comparable financial institutions and each executive's level of responsibility. The Personnel and Compensation Committee consulted surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily in Pennsylvania and the Northeast region of the United States. Although no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

         Performance Incentive Plan. The Bank maintains the First Federal Bank Performance Incentive Plan for all employees except for the President and Chief Executive Officer, the Chairman of the Board and the Chief Financial Officer. The Performance Incentive Plan was designed by senior officers and approved by the Board to give all employees an incentive for effectively operating the Bank. The Performance Incentive Plan provides all employees an opportunity to earn semi-annual cash payments equal to a certain percentage of their base salaries upon the attainment of specific financial performance goals. In establishing the financial performance goals the Bank considers the Company's efficiency ratio and return on equity.

         Incentive Compensation Bonus Plan. In February 2000, the Personnel and Compensation Committee adopted an Incentive Compensation Bonus Plan, of which the Company's President and Chief Executive Officer, Chairman and Chief Financial Officer currently are participants. The plan provides for the granting of future bonuses in the form of stock options if certain pre-established corporate and personal objectives, such as earnings per share, return on equity and efficiency ratio, are achieved. Additionally, if the goals are not reached, but certain budgeted targets are achieved, partial payout may be considered. The participants in this plan do not participate in any other Company bonus program.

         Long Term Incentive Compensation. The Company maintains the Stock-Based Incentive Plan and the Northeast Pennsylvania Financial Corp. 2000 Stock Option Plan under which officers and employees may receive grants and awards of Common Stock and options to purchase Common Stock of the Company. The Board believes that stock ownership is a significant incentive in building stockholder value and aligning the interests of employees with stockholders. The specific grants of awards and options for the named executive officers are reflected in the Summary Compensation Table. The value of this component of compensation increases as the Common Stock of the Company appreciates in value.

         Chief Executive Compensation. The Chief Executive Officer is evaluated annually on her performance in managing the Company, including the effort related to operating the Company as a public company, fiscal performance, and stock appreciation. Certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer's compensation. In addition to that review of the Chief Executive's performance, the Board established the total compensation for the Chief Executive Officer after reviewing an analysis of the Chief Executive Officer's base salary in comparison to other institutions selected by the Board with specific consideration given to the level of the Bank's operations in comparison to peer institutions.

        John P. Lavelle (Chair)                    Thomas L. Kennedy
        E. Lee Beard                               Michael J. Leib
        William R. Davidson

Personnel and Compensation Committee Interlocks and Insider Participation

         Ms. Beard and Mr. Kennedy each served on the Personnel and Compensation Committee during the 2000 fiscal year. During that time, Ms. Beard served as President and Chief Executive Officer of the Company and the Bank and Mr. Kennedy was Chairman of the Board of the Company and the Bank and General Counsel of the Bank.

                             Stock Performance Graph

         The following graph compares the cumulative total stockholder return on the Company Common Stock with the cumulative total return on the American Stock Exchange Index and with the American Stock Exchange Savings Institutions Index. Total return assumes the reinvestment of all dividends. The graph assumes $100 was invested at the close of business on April 1, 1998, the initial day of trading of the Company common stock.



[GRAPHIC OMITTED]

[GRAPH]



                                                                          Period Ended
                                                    ------------------------------------------------------
                                                     4/01/98        9/30/98        9/30/99       9/30/00
                                                    ---------      ---------      ---------     ----------
Northeast Pennsylvania Financial Corp..............  $100.00         $72.58        $ 67.89          76.80
The American Stock Exchange Index..................   100.00          84.23         108.21         134.30
AMEX Savings Institutions Index....................   100.00          70.54          73.06          77.90



                             Audit Committee Report

         The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its responsibility to the stockholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of five directors, each of whom is independent under the American Stock Exchange's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

         The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

         Barbara M. Ecker (Chair)               Michael J. Leib
         Paul L. Conard                         William J. Spear
         John P. Lavelle


             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended September 30, 2000 with the exception of one late report filed by Mr. Leib with respect to a purchase transaction and one late Form 3 filed by each of Messrs. Allan Farius, Senior Vice President of the Bank, and Thomas Burns, President of Northeast Pennsylvania Trust Co., a subsidiary of the Company.

                          Transactions with Management

Loans and Extensions of Credit

         Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Bank currently makes loans to its executive officers and directors on the same terms and conditions offered to the general public. As of September 30, 2000, the Bank had $1.7 million of loans to executive officers or directors, all of which were made by the Bank in the ordinary course of business with no favorable terms and which did not involve more than the normal risk of collectibility or present unfavorable features.

Other Transactions

         Kennedy & Lucadamo, P.C., of which Thomas L. Kennedy is President, performs legal services for the Company and First Federal. In fiscal 2000, the Company and First Federal paid a total of $45,075 in legal fees to Kennedy & Lucadamo, P.C. This amount represented more than five percent of the law firm's gross revenues in fiscal 2000.

               Proposal 2 -- Ratification of Independent Auditors

         The Board of Directors has appointed KPMG LLP to be its auditors for the 2001 fiscal year, subject to the ratification by stockholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants will be considered by the Board of Directors. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of auditors.

                                  Miscellaneous

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

         The Company's Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

         A copy of the Company's Form 10-K for the fiscal year ended September 30, 2000, as filed with the Securities and Exchange Commission will be furnished without charge to all persons who were stockholders as of the close of business on December 8, 2000 upon written request to Megan Kennedy, Corporate Secretary, Northeast Pennsylvania Financial Corp., 12 E. Broad Street, Hazleton, Pennsylvania 18201.

                              Stockholder Proposals

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than August 21, 2001. If such Annual Meeting is held on a date more than 30 calendar days from January 31, 2002, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such Annual Meeting is made. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

         The Bylaws of the Company set forth the procedures by which a stockholder may properly bring business before a meeting of stockholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.


                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /S/ Megan Kennedy
                                           --------------------
                                           Megan Kennedy
                                           Corporate Secretary


Hazleton, Pennsylvania
December 19, 2000

                                   APPENDIX A

                             Audit Committee Charter

Audit Committee

         Committee Composition. The Committee shall consist of at least three board members, all of whom shall be independent of management and the Company. Committee members shall have: (1) knowledge of the primary industries in which the Company operates; and (2) the ability to read and understand financial statements, including the balance sheet, income statement, statement of cash flows, and key performance indicators. At least one member of the committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee appointments, including selection of the committee chairperson, shall be approved annually by the full board.

         Responsibilities. The Audit Committee shall recommend to the Board of Directors the selection and replacement if considered necessary of the independent audit firm and its fees to audit the records of the Company and its subsidiaries. The Audit Committee shall obtain from such audit firm a written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1 and shall engage in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. The Audit Committee shall approve all non-audit services which may be performed by the independent audit firm. Via the review of all the relationships of the audit firm with the Company and any appropriate recommendations to the Board of Directors, the Committee shall also ensure that the external audit firm remains independent. The independent auditor is directly accountable to the Board of Directors and the Audit Committee.

         The Audit Committee shall review and approve the independent auditor's annual plan and results. This should include the desirability of expanding the scope of the audit activity beyond the recognized standards, a review of the external auditor's Management Letter and Management's response to this letter. The independent auditor will be ultimate accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The Committee shall also review all internal audit reports, and the reports provided by regulatory agencies, along with Management's response.

         The Audit Committee shall determine, in conjunction with the Independent External Auditors, the Internal Auditor, and the Company's Executive and Financial Management, that internal controls are adequate and effective. When so indicated, the Committee should review Management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations.

         The Audit Committee shall supervise the Internal Audit Function and approve the selection, compensation, and termination, of the Internal Auditor. They should approve the scope of internal audits to assure regular testing of the systems and controls associated with preparation of financial reports, complying with laws and regulations and preventing Management from overriding the internal control system or compromising the control environment.

         The Audit Committee shall provide the Internal Auditor with adequate resources and authority to discharge his responsibilities.

         Through reviews performed by the Internal Auditor, the Audit Committee shall oversee the SEC reporting process. This oversight process should include an ongoing review of the controls that protect the integrity of the reporting process. This oversight process should also include the timely communications between the Committee, Senior Management, and the Internal and External Auditors.

         The  Audit  Committee   should  ensure  that  the  Internal   Auditor's
involvement  in  the  audit  of  the  entire  financial   reporting  process  is
appropriate and properly coordinated with the external auditor.

         The Audit Committee should inquire as to the extent to which planned audit scope by the external auditor can be relied on to detect fraud or weaknesses in internal controls and to discuss the external auditor's plans for reviewing the Company's procedures and controls.

         The Audit Committee should review Management's evaluation of factors related to the independence of the Company's Auditors.

         Finally, the Audit Committee must maintain minutes and the relevant records of their meetings and activities. The minutes must be available for review by the appropriate regulatory agencies.

Internal Auditor

         Responsibilities. The Internal Auditor should have direct communication with the Audit Committee of the Board of the Directors. Such communication involves the Internal Auditor regularly attending and participating in meetings of the Committee which relate to audit oversight responsibilities for financial reporting, organization, and control.

         The Internal Auditor's attendance at these meetings should include the submission of formal reports of the plans and activities of the Internal Audit Department. The Internal Auditor should, at least on an annual basis, meet privately with the Committee without members of Management present.

         The Internal Auditor should submit, to the Audit Committee for its information, a summary of the Internal Audit Department's work schedule and staffing plan at least annually. These work schedules and staffing plans should inform the Audit Committee of the scope of the Internal Audit work and any limitations placed on that scope.

         Submission to the Audit Committee of the Department's approved audit schedule and staffing plan, along with all significant interim changes, should be made in writing. This information should be in sufficient detail to enable the Committee to ascertain whether the Internal Audit Department's objectives and plans support those of the organization and the Audit Committee.

         It should be recognized that Management and the Audit Committee should provide general direction as to the scope of the Internal Audit work and the activities to be audited.

         The Internal Auditor should submit activity reports to Management and to the Audit Committee at least annually or more frequently as necessary. Such reports should highlight significant audit findings and recommendations. Significant audit findings may include: conditions dealing with irregularities, illegal acts, errors, inefficiency, policy violations, waste, conflicts of interest, and internal control weaknesses. The Internal Auditor should report all such findings to the Audit Committee whether or not they have been satisfactorily resolved.

         It is the responsibility of Management to make decisions on the appropriate action to be taken regarding significant audit findings. Management may decide to assume the risk of not correcting the reported condition because of cost or other considerations. However, the Audit Committee should be informed of Management's decisions on all significant audit findings.

         The Internal Auditor should consider whether it is appropriate to inform the Audit Committee regarding previously-reported, significant audit findings, particularly when there have been organizational, management, or other changes.

         Should the Audit Committee and Management decide not to correct certain significant audit findings, an ethical problem for the Internal Auditor may occur. The Internal Auditor should follow proper communication channels through the firm's external auditors and, if necessary, the proper regulatory agency for resolving such ethical problems.

         The internal and external audit work should be coordinated to ensure adequate audit coverage and to minimize duplicate efforts.

         The Internal Auditor should communicate results of evaluations by coordination between the internal and independent external auditor to Management and the Audit Committee, along with any relevant comments on the performance of the independent auditor.

         The Internal Auditor should communicate with the independent external auditor regarding these matters so as to have an understanding of the issues in order to be able to make appropriate comments to the Audit Committee.

                                 REVOCABLE PROXY
                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS

                                January 31, 2001
                             11:00 a.m. Eastern Time
                         -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints the official proxy committee of Northeast Pennsylvania Financial Corp. (the "Company"), consisting of E. Lee Beard, Thomas L. Kennedy, Barbara M. Ecker, Michael J. Leib and William J. Spear, or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on January 31, 2001, at 11:00 a.m., local time, at Genetti's Best Western Motor Lodge, Route 309 North, Hazleton, Pennsylvania and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

         1. The election as directors of all nominees listed below (unless the "For All Except" box is marked and the instructions below are complied with).

             E. Lee Beard, William R. Davidson and Thomas L. Kennedy


                                  With-               For all
             For                  hold                 Except

             [  ]                 [  ]                  [  ]




INSTRUCTION: To withhold your vote for any one or more individual nominee, mark "FOR ALL EXCEPT" and write the name of the nominee you do not want to vote for on the line provided below.

--------------------------------------------------------------------------------


         2. The ratification of the appointment of KPMG LLP as independent auditors of Northeast Pennsylvania Financial Corp. for the fiscal year ending September 30, 2001.



                                  With-               For all
             For                  hold                 Except

             [  ]                 [  ]                  [  ]



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.


         This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the election of all nominees and the ratification of KPMG LLP. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

          Please be sure to sign and date this Proxy in the box below.


                    _________________________________________
                                      Date

                    _________________________________________
                            SIGNATURE OF SHAREHOLDER

                    _________________________________________
                         SIGNATURE OF CO-HOLDER (IF ANY)

   Detach above card, sign, date and mail in postage paid envelope provided.



         The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated December 19, 2000 and of the Annual Report to Shareholders.

         Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

                          -----------------------------

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.